UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2009

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 SORRENTO VALLEY BOULEVARD SAN DIEGO, CALIFORNIA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 558-2871

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 1, 2009, ACADIA Pharmaceuticals Inc. issued a press release announcing top-line results from its first Phase III trial with pimavanserin (aka ACP-103) for the treatment of Parkinson’s disease psychosis. The study did not meet its primary endpoint of antipsychotic efficacy as measured using the Scale for the Assessment of Positive Symptoms, or SAPS. Pimavanserin met the key secondary endpoint of motoric tolerability as measured using the Unified Parkinson’s Disease Rating Scale, or UPDRS. Pimavanserin was safe and well tolerated, with the frequency of adverse events generally similar between the pimavanserin and placebo arms.

The primary endpoint of the study was the mean change in SAPS scores at day 42 compared to baseline for each of the two pimavanserin treatment arms versus placebo. Patients showed marked improvements in the SAPS scores across all study arms. Mean reductions in SAPS scores were 5.9 points in the placebo arm, 5.8 points in the 10 mg pimavanserin arm, and 6.7 points in the 40 mg pimavanserin arm. Statistical significance was not achieved in either pimavanserin arm primarily due to the larger than expected improvement in placebo-treated patients.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

	By:	/s/ Thomas H. Aasen
Date: September 1, 2009		Thomas H. Aasen
Vice President, Chief Financial Officer, Treasurer, and Secretary

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